UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

IMMERSION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

(408) 467-1900
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IMMR	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On August 1, 2019, Immersion Corporation (the “Company”) issued a press release regarding financial results for the second quarter ended June 30, 2019. A copy of the press release is attached to this report as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.
The information in Item 2.02 and Exhibit 99.1 in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2019, Cal R. Hoagland resigned as interim Chief Financial Officer of the Company and will no longer serve as the Company’s principal financial and principal accounting officer, effective July 30, 2019.

On July 31, 2019, the Board of Directors of the Company appointed Mr. Len Wood as interim Chief Financial Officer and the principal financial and accounting officer of the Company, effective July 30, 2019, who will serve until such time as the Company completes its search for a new Chief Financial Officer.

Mr. Wood, age 63, previously was the Vice President - Corporate Controller of View, Inc., a manufacturer of energy effective electrochromic glass products from October 2015 to July 2019. Between 2002 and October 2015, Mr. Wood provided interim Chief Financial Officer and interim financial executive services to a number of public and private technology companies. Earlier in his career he worked for Coopers & Lybrand, now Price Waterhouse Coopers. Mr. Wood holds a B.S. in Accounting from Babson College.

There are no arrangements or understandings between Mr. Wood and any other person pursuant to which Mr. Wood was appointed interim Chief Financial Officer. Mr. Wood does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Mr. Wood has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
In connection with Mr. Wood’s becoming the Company’s interim Chief Financial Officer and principal financial and accounting officer, the Company entered into a professional services agreement, as amended, with Mr. Wood for the provision of Mr. Wood’s services. Pursuant to such professional services agreement, as amended, Mr. Wood will be paid at a rate of $200 per hour.

The foregoing description of the professional services agreement, as amended, with Mr. Wood for his services is qualified in its entirety by reference to the full text of the professional services agreement, as amended, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title
99.01	Press Release dated August 1, 2019 (regarding financial results for quarter ended June 30, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION
Date:	August 1, 2019	By:	/s/ MIKE OKADA
Mike Okada
General Counsel